UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 29, 2005

REGI U.S., INC.
(Exact name of registrant as specified in its charter)

OREGON	0-23920	91-1580146
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

1103 – 11871 HORSESHOE WAY
RICHMOND, BRITISH COLUMBIA V7A 5H5, CANADA
(Address of principal executive offices)

(604) 278-5996
(Registrant’s telephone number, including area code)

Copies to:
James Vandeberg
The Otto Law Group, PLLC
601 Union Street, Suite 4500, Seattle, WA 98101
Tel. (206) 262-9545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

EXCLUSIVE LICENSE DISTRIBUTOR RIGHTS FOR FUEL CELL TECHNOLOGY

On June 29, 2005, REGI U.S., Inc. ("we" or "REGI") entered into an exclusive distributor agreement relating to fuel cell technology (the “Technology”) with Anuvu Incorporated (“Anuvu”). Our affiliate, Reg Technologies, Inc., agrees to pay $200,000.00 as payment in full for the exclusive Canadian Distributorship for the Technology. We agree to pay $300,000 for the exclusive European rights for the Technology, of which $150,000.00 is to be paid within 90 days from the date of the Agreement and the final payment of $150,000.00 is to be paid on or before November 30, 2005.

By way of background information, our major shareholder is Rand Energy Group Inc., a privately held British Columbia corporation which, in turn, is controlled 51% by Reg Technologies Inc., a publicly held British Columbia corporation.

We agree to issue 200,000 treasury shares of REGI U.S., Inc. to Anuvu upon confirmation of acceptance of the European fuel cell technology patents. Anuvu will submit a patent application for Canada and Europe based on the current fuel cell technology claims set forth in claims of the U.S. Patents Pending held by Anuvu before the deadline date by the Patent Office. Patents will be owned by Anuvu and used exclusively in Europe by REGI during the term of the Agreement. REGI agrees to pay for the patent application costs and associated legal fees for Europe.

Reg Technologies, Inc. and REGI agree to pay a 5% royalty of the adjusted gross sales relating to the Technology.

REGI and Reg Technologies, Inc. will receive up to 1,000,000 warrants of Anuvu, based on 2 warrants issued for every $1.00 paid for the Distribution rights.

Anuvu agrees to give REGI a right of first refusal to purchase Anuvu shares, in the event additional shares are to be issued or purchased, for a period of six months.

Anuvu agrees to build a working fuel cell model prototype for a vehicle for demonstration purposes in Canada and Europe on behalf of Reg Technologies, Inc. and REGI.

Anuvu agrees to work on the Rand CamTM projects as required by Reg Technologies, Inc. and REGI, under a contract basis.

Anuvu grants to REGI and Reg Technologies a right of first refusal to exclusively use, manufacture, develop, sell, market and distribute products based on new patents and applications for patents, improvements, technology, products, devices, know-how, inventions, ideas, methods, processes and concepts, which are owned or developed by Anuvu and are not included in the Distributorship Patents in consideration for 100,000 treasury shares of REGI.

Upon approval of Anuvu’s Secured Lender, the Agreement automatically converts into a license agreement: Anuvu agrees that upon Patent approval the distribution rights will be transferred into a Patent License Agreement upon the written consent of REGI. In addition, in the event the secured lenders’ note in the amount of $3,500,000.00 is retired the Distribution Agreement automatically converts to a Patent License Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not applicable.

(b)	PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c)	EXHIBITS.

Pursuant to Instruction 2 to Item 601(b) (10) of Regulation S-B, if a material contract is executed or becomes effective during the reporting period reflected by a Form 10-QSB or Form 10-KSB, it shall be filed as an exhibit to the Form 10-QSB or Form 10-KSB filed for the corresponding period. Accordingly, the above referenced material agreement shall be filed with the Company’s 10-QSB.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGI U.S., Inc.

Date: July 5, 2005	By:	/s/ John G. Robertson

John G. Robertson, President
(Principal Executive Officer)